Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Advanced Series Trust:

In planning and performing our audit of the financial statements of comprised of Advanced Series Trust (comprised of Academic Strategies Asset Allocation Portfolio, Advanced
Strategies Portfolio, Aggressive Asset Allocation
Portfolio, AllianceBernstein Core Value Portfolio,
AllianceBernstein Growth & Income Portfolio, American
Century Income & Growth Portfolio,
Balanced Asset Allocation Portfolio, Capital Growth Asset
Allocation Portfolio, CLS Growth Asset Allocation
Portfolio, CLS Moderate Asset Allocation Portfolio, Cohen &
Steers Realty Portfolio, DeAM Large-Cap Value Portfolio,
Federated Aggressive Growth Portfolio, First Trust Balanced
Target Portfolio, First Trust Capital Appreciation Target
Portfolio, Focus Four Plus Portfolio, Global Real Estate
Portfolio, Goldman Sachs Concentrated Growth Portfolio,
Goldman Sachs Mid-Cap Growth Portfolio, Goldman Sachs
Small-Cap Value Portfolio, Horizon Growth Asset Allocation
Portfolio, Horizon Moderate Asset Allocation Portfolio,
International Growth Portfolio, International Value
Portfolio, JPMorgan International Equity Portfolio, Large-
Cap Value Portfolio, Marsico Capital Growth Portfolio, MFS
Global Equity Portfolio, MFS Growth Portfolio, Mid-Cap
Value Portfolio, Money Market Portfolio, Neuberger Berman
Mid-Cap Growth Portfolio, Neuberger Berman Small-Cap Growth
Portfolio, Neuberger Berman/LSV Mid-Cap Value Portfolio,
Niemann Capital Growth Asset Allocation Portfolio,
Parametric Emerging Markets Equity Portfolio, Preservation
Asset Allocation Portfolio, QMA US Equity Alpha Portfolio,
Schroders Multi Asset World Strategies Portfolio, Small-Cap
Growth Portfolio, Small-Cap Value Portfolio, T. Rowe Price
Asset Allocation Portfolio, T. Rowe Price Large-Cap Growth
Portfolio, T. Rowe Price Natural Resources Portfolio, and
UBS Dynamic Alpha Portfolio), hereafter referred to as "the
Trust", as of and for the year or period ended December 31, 2008, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2008.

This report is intended solely for the information and use of management, the Board of Trustees and Shareholders of the Advanced Series Trust and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


KPMG LLP


New York, New York
February 24, 2009